Exhibit 5.1

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

July 20, 2012

Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, VA 24168

Ladies and Gentlemen:

We have acted as counsel to Stanley Furniture Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 1,600,000 shares of the Company’s Common Stock, par value $.02 per share (the “Shares”) reserved for issuance under the Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan (the “Plan”).  This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

Documents Reviewed

In connection with this opinion letter, we have examined the Registration Statement.  In addition we have examined and relied upon the following:

(i)                 a certificate from the assistant secretary of the Company certifying as to (A) true and correct copies of the Restated Certificate of Incorporation and Bylaws of the Company, as amended (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company adopted January 31, 2012;

(ii)               a certificate dated July 18, 2012 issued by the Secretary of State of the State of Delaware, attesting to the corporate status and good standing of the Company in the State of Delaware (the “Status Certificate”); and

(iii)             originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the laws of the State of Delaware and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)                Factual Matters.  To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)               Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.         Organizational Status.  Based solely upon its Status Certificate, the Company is a validly existing corporation under the laws of the State of Delaware, and is in good standing under such laws.

2.         Power and Authority.  The Company has the corporate power and authority to issue the Shares.

3.         Validity.  When the Shares have been issued and sold as contemplated by the Plan against any payment therefor in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and for the use of our name wherever appearing in the Registration Statement.. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

                                                           Very truly yours,

                                                                                                                                   /s/ McGuireWoods LLP